EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the Statement on Schedule 13D with respect to the common shares of Helix BioPharma Corp., dated as of October 3, 2011, is, and any further amendments thereto (including amendments on Schedule 13D or Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the United States Securities Exchange Act of 1934 and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this joint filing agreement this 3rd day of October, 2011.

ACM ALPHA CONSULTING MANAGEMENT AG

By:	/s/ Veronika Kandziora

Name: Veronika Kandziora
Title: President and Chief Executive Officer

ACM ALPHA CONSULTING MANAGEMENT EST.

By:	/s/ Andreas Kandziora

Name: Andreas Kandziora
Title: President and Managing Director

ZBIGNIEW LOBACZ

/s/ Zbigniew Lobacz

VERONIKA KANDZIORA

/s/ Veronika Kandziora

ANDREAS KANDZIORA

/s/ Andreas Kandziora